UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 9, 2021

DSG GLOBAL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53988	26-1134956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 – 2630 Croydon Drive Surrey, British Columbia, Canada	V3Z 6T3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(604) 575-3848

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	DSGT	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On October 5, 2020, DSG Global Inc. (“we”, “us”, “our”, the “Company”), through its announced that its subsidiary, Imperium Motor Corp. entered into strategic partnership a Memorandum of Understanding dated September 10, 2020 with Skywell Shenzen Vehicles Co. Ltd. aka Skywell New Energy Automobile Group Co., Ltd. (“Skywell”), a leading manufacturer of electric vehicles in China. Pursuant to the Memorandum of Understanding, Imperium received the exclusive right, subject to placement of an initial vehicle order and corresponding payment to Skywell, to purchase, homologate, and distribute Skywell’s range of ET5 electric sport utility vehicles in North America and the Caribbean. The Memorandum of Understanding, while stated to be non-binding, provided for the conclusion of a definitive agreement by the parties following the placement of an initial vehicle order by the Company. The definitive agreement was to have a minimum term of 3 years, and renew automatically for successive 3-year terms, subject to the right of each party to terminate the agreement by giving 30 days’ notice prior to renewal.

Effective February 9, 2021, the Company entered into a definitive OEM Cooperation Agreement with Skywell dated February 5, 2021, which agreement modifies and replaces the Memorandum of Understanding. Pursuant to the OEM Cooperation Agreement, Skywell has granted to the Company the exclusive right to distribute Skywell’s electric passenger cars, trucks (including but not limited to the ET5 sport utility vehicle), buses and spare parts in the United States and Canada for a 5 year term. In order to maintain the distributions rights accorded by the agreement, the Company must purchase and deliver 1,000 units within the first year of the term, 2,000 units in the second year, 3,000 units in the third year, 4,000 units in the fourth year, and 5,000 units in the fifth and final year of the term. Skywell may terminate the agreement in its distribution with 30 days’ notice if the Company fails to satisfy sales quotas. Product price, terms of payment and logistical matters are subject to the ongoing approval and agreement of the parties from time to time.

Item 9.01 Financial Statements and Exhibits

10.1	OEM Cooperation Agreement with Skywell New Energy Automobile Group Co. Ltd. Dated February 5, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSG GLOBAL INC.

/s/ Robert Silzer
Robert Silzer
President, CEO and Director

Date:	February 23, 2021